EXHIBIT 10.31

NOTE PURCHASE AGREEMENT

This Agreement is made and entered into this 26th Day of March, 2010 by and between OxySure Systems, Inc., a Delaware Corporation (“OxySure” or the “Company”) and Afritex Medical Products (Pty) Ltd. (“Investor”).

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, said parties agree as follows:

(a)	OxySure agrees to sell to Investor the note(s) issued by the Company with terms as summarized in Exhibit A with a face value in the amount of $270,000 (the “Securities”).
(b)	Investor agrees to purchase the Securities from OxySure.
(c)	OxySure shall issue Investor 270,000 warrants with a strike price of $2.50 and in the form shown in Exhibit B. The warrants shall expire 5 years subsequent to issuance.

(1)   Representations and Warranties. The parties to this Agreement, and their agents represent and warrant they are entering into this Agreement and the performance by them, and their agents hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under any agreement, license, arrangement or understanding, or any law, judgment, decree, order, rule or regulation to which they and their agents are a party or by which it is bound.

The signatories and parties to this agreement warrant that they are authorized to enter into this agreement and is binding upon the parties hereto.  All entities which are parties to this agreement warrant that they are in good standing and current with their states or locations of domicile and that their entering into this agreement will not violate or breach any other binding agreement of the parties.

(2)   Severability.  If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then to the fullest extent permitted by law: (1) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (2) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or unenforceability of such provision in any other jurisdiction.

(3)   Entire Agreement.  This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by the parties.

(4)   Successors.  This Agreement may not be assigned.  Subject to the foregoing, in every respect, this Agreement shall inure to the benefit of and be binding upon the parties and their successors.

(5)   Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate, to as or be construed as a waiver of any subsequent breach.

(6)   Notices.  Any notice, request, demand or other communication in connection with this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by facsimile, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a facsimile, upon receipt thereof and (iv) addressed as follows:

INVESTOR:	COMPANY:

Investor Name: Afritex Medical Address1: c/o Nolands, Noland Hse Address2: Liesbeeck Pky, Mowbray City, State Zip: 7700 Cape, South Africa Tel: (01127)82-552-5874	OxySure Systems, Inc. 10880 John W. Elliot Drive Suite 600 Frisco, Texas 75034 (972) 294-6450

or to any such other or additional persons and addresses as the parties may from time to time designate in writing delivered in accordance with this Section.

(7)   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(8)   Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas. In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first stated above.

OxySure Systems, Inc.	Investor:Afritex Medical Products (Pty) Ltd.

By: /s/ Julian T. Ross	By: /s/ P.M. Nyewe
Julian T. Ross, CEO	Name, Title:P.M. Nyewe, Director

EXHIBIT A
SUBORDINATED CONVERTIBLE NOTE

$270,000	March 26, 2010

OxySure Systems, Inc., a company organized under the laws of the state of Delaware ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this Subordinate Convertible Note (“Note”) in favor of Afritex Medical Products (Pty) Ltd. ("Holder"), a resident of the state of Texas, and hereby promises to pay to Holder, his designees or his successors and permitted assigns, the principal sum of One Two Hundred Seventy Thousand Dollars ($270,000.00) (the "Principal Amount") on the Maturity Date (as defined below), together with accrued and unpaid interest through and including such date as herein provided at a rate per annum of sixteen percent (16%). Interest shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months for the actual number of days elapsed.

1.           Maturity Date. The then outstanding Principal Amount, together with accrued and unpaid interest thereon as set forth above, or the Optional Conversion Shares (as provided for herein) as the case may be, shall become due on the 270th Day subsequent to the Issue Date (the "Maturity Date"). "Issue Date" means the date of first issuance of this Note as first set forth above.

2.           Acceleration. Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

3.           Prepayments. Obligor may prepay any of the Principal Amount or any interest accrued on this Note at any time prior to the Maturity Date.

4.           Method of Payment. Obligor shall pay all amounts payable under this Convertible Note in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing; provided however, that if Obligor exercises its Conversion Rights as provided for in Section 7 herein, Obligor shall deliver the Optional Conversion Shares to Holder in accordance with the provisions of Section 7.

5.           Presentment Waived. Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

6.           Subordination. Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note, all indebtedness evidenced by this Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount and accrued but unpaid interest in accordance with the terms of this Note:

(a)   the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b)   the Subordinated Indebtedness shall not become capable of being subject to any right of set-off or counterclaim; and

(c)   except upon the Maturity Date, upon the acceleration pursuant to Section 2, or upon the conversion of the Principal Amount in accordance with the terms of this Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

7.           Conversion Rights. At any time on or prior to the Maturity Date, at the option of Obligor in its sole discretion, all or any portion of the then outstanding Principal Amount and accrued but unpaid interest of this Note may be converted (the "Optional Conversion") into a number of shares of Obligor’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount plus the then accrued but unpaid interest to be converted, divided by the Conversion Price (herein so called) which shall be $1.00 per Optional Conversion Share.

In order to exercise the right of Optional Conversion, Obligor and shall give written notice to Holder of such exercise, substantially in the form of Exhibit A attached hereto (the "Optional Conversion Notice") and Holder shall surrender this Note within 5 business days of the date of the Optional Conversion Notice at the principal office of Obligor. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 7, at which time such portion of the Principal Amount and accrued but unpaid interest as is subject to such Optional Conversion shall be applied by Obligor in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of such portion of the Principal Amount and accrued but unpaid interest converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

As promptly as practicable, but in no event later than twenty (20) Business Days after an Optional Conversion, Obligor, at its expense, shall cause Holder's name to be entered in the register of the shareholders of Obligor in respect of the Optional Conversion Shares and shall issue Holder certificates evidencing same. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of Dallas, State of Texas, United States of America are required or authorized to be closed. Notwithstanding any provision of this Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising his rights as the holder of the Optional Conversion Shares.

8.           Treatment of Note.  Obligor will treat, account and report this Note as debt and not equity for accounting and tax (with respect to any returns filed with federal, state, local or foreign tax authorities) purposes.

9.           Miscellaneous.

(a)           Specific Performance. Obligor and Holder acknowledge and agree that in the event of any breach of this Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or compel specific performance of this Note in any action instituted in any Court.

(b)           Interpretation. The headings and captions in this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(c)           Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or telecopier number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

            If to Obligor, to:

OxySure Systems, Inc.
10880 John W. Elliott Dr., Suite 600
Frisco, TX 75034
                                Telecopy: 972-294-6501
Attention: Chief Executive Officer

            If to Holder, to:

Afritex Medical Products (Pty) Ltd.
c/o Nolands, Noland House
Liesbeeck Parkway, Mowbray
7700 Cape Town, South Africa
Email: mphathi@iafrica.com

(d)           Governing Law; Forum; Service of Process. This Note shall be governed by and construed in accordance with the laws of the State of Texas as to all matters, including validity, construction, effect, performance and remedies of and under this Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Note shall be in the courts located in and for Dallas County, Texas (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Convertible Note or the transactions contemplated hereby.

(e)           Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)           Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Holder may freely assign his rights or obligations hereunder. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(g)           Amendments.  This Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(h)           Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Convertible Note shall be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

IN WITNESS WHEREOF, Obligor has caused this Convertible Note to be duly executed and delivered as of the date first set forth above.

OBLIGOR: OXYSURE SYSTEMS, INC. ______________________________________ Name:_________________________________ Title: __________________________________

EXHIBIT A

OPTIONAL CONVERSION NOTICE

To:   Afritex Medical Products (Pty) Ltd.

The undersigned, OxySure Systems, Inc. ("Obligor") issuer of that certain Subordinated Convertible Note dated March 26, 2010 in favor of Afritex Medical Products (Pty) Ltd. (“Note”) hereby irrevocably exercises the option to convert $270,000_________ of the Principal Amount and accrued but unpaid interest outstanding under the Note into the Conversion Shares in accordance with the terms of the Note. Certificates representing the Conversion Shares issuable and deliverable upon this conversion will be issued and delivered to the registered Holder of the Note unless a different name is provided by the Holder to Obligor in writing. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note.

Signed: ____________________________________

Title: ______________________________________

Date: ______________________________________

EXHIBIT B

STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR ANY SECURITIES ON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT LEGALLY REQUIRED.

STOCK PURCHASE WARRANT

This Stock Purchase Warrant (this “Warrant”), dated _____________________________, is issued to____________________ (the “Holder”), by OxySure Systems, Inc., a Delaware corporation (the “Company”).

1.   Purchase of Shares.  Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company _______ fully paid and non-assessable shares of Common Stock, par value $_0.0004____ per share (the “Common Stock”), of the Company (as adjusted pursuant to Section 7 hereof, the “Shares”) for the purchase price specified in Section 2 below.

2.   Purchase Price.  The purchase price for the Shares is $ 2.50 per share.  Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the “Warrant Price”).

3. Exercise Period.  This Warrant is exercisable in whole or in part at any time from the date hereof through .

4.            Transfer of Warrant.  Transfer of this Warrant to a third party shall be effected by execution and delivery of the Notice of Assignment attached hereto as Exhibit BC and surrender of this Warrant for registration of transfer of this Warrant at the primary executive office of the Company, together with funds sufficient to pay any applicable transfer tax.  Upon receipt of the duly executed Notice of Assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock.

5.   Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a) surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased, which shall be a whole number of shares; or

(b) if the Common Stock is publicly traded as of such date, the instruction to retain that whole number of Shares having a value equal to the aggregate exercise price of the Shares as to which this Warrant is being exercised and to issue to the Holder the remainder of such Shares computed using the following formula:

X = Y(A-B) A

Where:

X = the number of shares of Common Stock to be issued to the Holder.

Y=   the number of shares of Common Stock as to which this Warrant is being exercised.

A =          the fair market value of one share of Common Stock.

B =           the Warrant Price.

As used herein, the “fair market value of one share of Common Stock” shall mean:

(1)           Except in the circumstances described in clause (2) hereof, the price per share of the Common Stock determined in good faith by the Board of Directors of the Company; or

(2)           If such exercise is in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the value received by the holders of the Common Stock pursuant to such transaction for each share.

6.   Certificates for Shares; Partial Exercise of Warrants.

(a) Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Exercise Notice.

(b) If this Warrant is surrendered for partial exercise, the Company shall execute and deliver to the Holder of the Warrant, without charge to the Holder, a new Warrant exercisable for an aggregate number of shares of Common Stock equal to the unexercised portion of the surrendered Warrant.

7.   Reservation of Shares.  The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein.  The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

8.   Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

(a) Stock Dividends, Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization, Merger, Sale or Consolidation.  In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale.  In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof.  Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price.  Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire.  In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

9.   Pre-Exercise Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

10.   Restricted Securities.  The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from registration.  The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing on the face hereof.

11.   Certification of Investment Purpose.  Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, the Holder will deliver to the Company a written certification that the securities acquired by the Holder are acquired for investments purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

12.   Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

13.   Governing Law.  This Warrant shall be governed by the laws of the State of Texas, excluding the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the undersigned hereby agrees to the terms hereof effective as of __________________________________________.

COMPANY: OXYSURE SYSTEMS, INC.

By:	/s/
Name: JULIAN ROSS
Title: CEO

Exhibit BB
EXERCISE NOTICE
 Dated:  _______________, ____

The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated ____________________,  , issued by _______________________________________, a _______________ corporation (the “Company”), to the undersigned to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of $_________ in payment of the aggregate Warrant Price of such Shares.

COMPANY: ______________________________________________

By:	/s/
Name: JULIAN ROSS
Title: CEO

Exhibit BC
ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _____________________, whose address is ___________________   all of the rights of the undersigned under the within Warrant, with respect to shares of Common Stock (as defined within the Warrant) of OxySure Systems, Inc., and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ______________________________ attorney to register such transfer on the books of OxySure Systems, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:_____________

Signature Guaranteed

Date	By:	/s/
(Signature of Registered Holder)
Title:__________________________________________________

NOTICE:      The signature to this Notice of Assignment must correspond with  the name upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.